Exhibit 99.1

Phoenix Footwear Group, Inc.

________________________________________________________________________

PHOENIX FOOTWEAR GROUP ANNOUNCES SECOND

QUARTER 2008 FINANCIAL RESULTS

•	Tommy Bahama sales grow 12% to $2.5 million
•	Gross margin increases 40 basis points to 34.1% year-over-year
•	New $17 million revolving credit facility with Wells Fargo Bank
•	Debt, net of cash, down to $7.0 million from $20.3 million as of December 29, 2007 and $50.1 million a year ago
•	Inventories decrease $2.6 million year-over-year
•	Continued progress in all key areas of strategic plan
•	Russell Hall appointed as President of Chambers Belt Company

Carlsbad, California, August 12, 2008 — Phoenix Footwear Group, Inc. (AMEX: PXG), a multi-brand footwear and accessories company, announced today consolidated results for the second quarter and six months ended June 28, 2008.

Jim Riedman, Phoenix Footwear’s Chairman, commented, “In spite of the very challenging economic headwinds our company faced, we were able to expand gross margins and achieved flat operating loss compared to a year ago. The substantial progress we have made is underscored by our new revolving credit facility with Wells Fargo Bank. We ended the quarter with an improved balance sheet, as reflected by much lower debt and inventory levels. We have significantly strengthened our portfolio of brands, attracted an experienced management team, renewed our focus on managing costs and solidified our capital structure. These steps position us well for further financial and operational improvement. While we are very encouraged by our accomplishments over the past twelve months, our board and management team are intensely committed to translating these into improved equity value for our shareholders.”

Second Quarter 2008 Results

•

Net sales from continuing operations decreased 10% to $17.9 million, compared to $19.8 million for the second quarter of fiscal 2007. The Company’s footwear brands were down 4% for the quarter while the Company’s accessories business declined 14%, reflecting the challenging retail environment, particularly within the mass channel.

•

Gross margin expanded 40 basis points to 34.1%, compared to 33.7% for the second quarter of 2007. The increase was due to improved margins on sales to mass merchant customers by the Company’s accessories segment, which was offset by sales incentives and allowances in the footwear and premium footwear segments, as well as additional royalty fees associated with the Tommy Bahama Footwear brand.

•

Operating expenses decreased 8% to $7.5 million, or 42% of net sales, compared to $8.1 million, or 41% of net sales, for the second quarter of fiscal 2007. The decrease in operating expenses is primarily attributable to expense reimbursements received under the Transition Services Agreement entered into concurrently with the Company’s divestiture of Altama Delta Corporation.

•	Operating loss was flat at $1.4 million.

•

Net loss from continuing operations was $2.2 million, or $0.27 per share, on 8.2 million weighted-average shares outstanding, compared to net loss of $1.0 million, or $0.13 per share, from continuing operations a year ago. The 2008 net loss included the non-cash write-off of $622,000 in debt issuance costs previously capitalized under the Company’s previous credit facility, which was replaced during the second quarter of fiscal 2008.

“Our second quarter results were negatively impacted by the challenging economic environment and extraordinary softness at retail. In spite of this hurdle Tommy Bahama maintained strong double digit growth and we were pleased with the sell through rates of products within our other brands. As our retail partners focused on inventory reduction however, reorders came in well below our expectations, resulting in lower sales overall,” commented Cathy Taylor, Phoenix Footwear’s Chief Executive Officer. “To best manage our business through this more uncertain environment, we continued to carefully review each of our brands with a particular focus on product quality, customer deliveries and achieving our primary goal of profitable growth. The positive response to our new product initiatives we received at the recent WSA show from our customers validates our ongoing investments in our brands and our ability to quickly react to changing demands in the market place. We believe we have the right foundation in place and are very excited to see momentum building across all of our divisions, and believe we will return to profitability and positive organic growth during the second half of 2008.”

Recent Operating Highlights by Brand

•

Tommy Bahama – Further door and product expansion is anticipated within Nordstrom, Macy’s and Lord & Taylor. Additionally, the line has been further expanded to capture key product and price categories. In the wake of WSA and our current open orders, we expect Tommy Bahama to return to a more robust growth rate during the fourth quarter.

•

H.S. Trask – The Company has re-entered the market for late Fall 2008 with a more sophisticated look that speaks and returns to the core H.S. Trask customer. This re-launch of the brand has been well received thus far. The Company is currently focusing on opening new doors for the product and expects to begin shipping the new series in the fall of this year.

•

Trotters – The Company continued to evolve its Trotters brand by improved innovation in its designs, expanding categories and positioning product at new key price points in an effort to speak to a broader consumer base. Since WSA, Trotters has enjoyed a growing order book and the Company expects Trotters to post improved results during the second half of the year.

•

SoftWalk – Similarly the Company has focused on improved styling within its SoftWalk line. The Company is currently experiencing an expanding order book with this brand and expects it to deliver growth for both the second half and year.

•

Chambers – Appointed Russell Hall as President of the division and continued to expand its presence at Wal-Mart. The business is presently pursuing additional license opportunities in an effort to further expand its distribution. Additionally, a number of process improvements have begun to yield improved margins within this business even with the current softness. We expect these initiatives will produce further improvements over the remainder of the year.

First Six Months of 2008 Results

•

Net sales from continuing operations decreased 3% to $39.9 million, compared to $41.1 million for the first six months of fiscal 2007. The net sales decrease was a result of growth in the Company’s footwear brands of 4% offset by a 9% decrease in its accessories business.

•

Gross margin was 35.1%, compared to 36.5% for first six months of 2007. The decrease in gross margin was primarily attributable to an increase in sales incentives and allowances during the first quarter of 2008.

•

Operating expenses decreased 11% to $15.3 million, or 38% of net sales, compared to $17.2 million, or 42% of net sales, for the first six months of fiscal 2007. The decrease was attributable to headcount reductions and decreased spending on brand expenses, as well as expense reimbursements received under the Transition Services Agreement entered into concurrently with the Company’s divestiture of Altama Delta Corporation.

•	Operating loss narrowed to $1.3 million, compared to $2.2 million a year ago.

•

Net loss from continuing operations was $2.5 million, or $0.31 per share, on 8.1 million weighted-average shares outstanding. This compares to net loss of $2.0 million, or $0.25 per share, from continuing operations for the first six months of fiscal 2007. The 2008 net loss included the write-off of $622,000 in debt issuance costs previously capitalized under the Company’s old credit facility, which was replaced during the second quarter of fiscal 2008.

Balance Sheet and Liquidity

As of June 28, 2008, tangible net worth totaled $17.7 million, or $2.17 per share. The Company’s bank debt, net of cash, totaled $7.0 million. As of June 28, 2008, the Company had $16.2 million in working capital, an increase of $24.7 million from one year ago.

During the second quarter, the Company entered into a new $17 million revolving credit facility with Wells Fargo Bank. The facility replaces the Company’s previous facility with Manufacturers and Traders Trust Company which has been retired. The new facility is expandable to $20 million with the consent of the lender. The new credit facility provides for interest at prime minus 0.25% or, LIBOR plus 2.4%.

Financial Guidance

Ms. Taylor concluded, “In light of the unusual softness at retail this summer we are behind our original projections and do not anticipate that we will be able to close the gap sufficiently to meet our previously issued guidance of sales and operating income. Nonetheless, we expect to achieve sales growth of approximately 5-10% for fiscal 2008, to return to profitability during the fourth quarter and to be approximately break-even for the whole year on an operating basis.”

The preceding statements regarding Phoenix Footwear’s expected financial performance and condition are based on current information and expectations, and actual results may differ materially. Phoenix Footwear can give no assurances that such expectations will prove correct. These statements do not include the potential impact of any future mergers, acquisitions or other business combinations or divestitures that may be completed. Phoenix Footwear makes these statements as of today and undertakes no obligation to update this information based on actual results during the period or changes in assumptions or estimates or other changes in the period. While it is currently expected that this guidance will not be updated prior to the release of Phoenix Footwear’s fiscal 2008 earnings announcement, Phoenix Footwear reserves the right to update its financial guidance for any reason during the year, including the occurrence of material events.

Second Quarter 2008 Conference Call

Phoenix Footwear will host a conference call to discuss the first quarter results today at 4:30 p.m. Eastern Time. To participate in the conference call, investors should dial 800-762-8795 ten minutes prior to the scheduled start time. International callers should dial 480-629-9031. If you are unable to participate in the live call, a replay will be available beginning Tuesday, August 12, at 7:30 p.m. Eastern Time, through Tuesday, August 19, at midnight Eastern Time. To access the replay, dial 800-406-7325 (passcode: 3908629). International callers should dial 303-590-3030 and use the same passcode. The call will also be broadcast live over the Internet and can be accessed on the Investor section of Phoenix Footwear’s website at www.phoenixfootwear.com. For those unable to participate during the live broadcast, the webcast will be archived.

About Phoenix Footwear Group, Inc.

Phoenix Footwear Group, Inc., headquartered in Carlsbad, California, designs, develops and markets a diversified selection of men’s and women’s dress and casual footwear, belts, and other accessories. Phoenix Footwear’s brands and licenses include Tommy Bahama Footwear and Accessories®, Trotters®, SoftWalk®, H.S. Trask®, Chambers Belts® and Wrangler. Emphasizing quality, fit and traditional and authentic designs, these brands are primarily sold through department stores, specialty retailers, mass merchants and catalogs. Phoenix Footwear Group, Inc. is traded on the American Stock Exchange under the symbol PXG.

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are intended to be covered by the safe harbors created thereby. These forward-looking statements include, but are not limited to, statements regarding future growth and performance of individual brands, Phoenix Footwear’s expected financial performance and condition for fiscal 2008 and beyond and/or statements preceded by, followed by or that include the words “believes,” “could,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “projects,” “seeks,” “exploring, “ or similar expressions. Investors are cautioned that all forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Many of these risks and uncertainties are discussed in Phoenix Footwear’s Annual Report on Form 10-K for the fiscal year ended December 29, 2007 filed with the Securities and Exchange Commission (the “SEC”), and in any subsequent reports filed with the SEC, all of which are available at the SEC’s website at http://www.sec.gov. These include without limitation: Phoenix Footwear’s ability to comply with the financial covenants under its new revolving credit facility; risk associated with claims arising from past divestitures, including indemnification claims; risks associated with future acquisitions, including potential dilution and integration issues; the concentration of Phoenix Footwear’s sales to a relatively small group of customers; changing consumer preferences and fashion trends; Phoenix’s ability to execute on its growth strategies; competition from other companies in Phoenix Footwear’s markets; the potential financial instability of Phoenix Footwear’s customers and the risk of loss of future and pending orders; Phoenix Footwear’s ability to protect its intellectual property rights; the risk of losing third party trademark licenses; Phoenix Footwear’s ability to manage inventory levels; fluctuations in its financial results as a result of the seasonality in its business; the risks of doing business in international markets; Phoenix Footwear’s reliance on independent manufacturers; disruptions in Phoenix Footwear’s manufacturing system; the loss of one or more senior executives; fluctuations in the price, availability and quality of raw materials; a decline in general economic conditions; and, the possibility of impairment charges resulting from future adjustments to the value of goodwill recorded in connection with past or future acquisitions. Although Phoenix Footwear believes that the assumptions underlying the forward- looking statements contained herein are reasonable, any of the assumptions could be inaccurate, and therefore, there can be no assurance that the forward-looking statements included in this press release will prove to be accurate. In light of the significant uncertainties inherent in the forward- looking statements included herein, the inclusion of such information should not be regarded as a representation by Phoenix

Footwear or any other person that the objectives and plans of Phoenix Footwear will be achieved. All forward-looking statements included in this press release are based on Phoenix Footwear’s current expectations and projections about future events, based on information available at the time of the release, and Phoenix Footwear assumes no obligation to update any forward-looking statements.

Contacts:

Scott Sporrer Interim Chief Financial Officer Phoenix Footwear Group, Inc. (760) 602-9688	Andrew Greenebaum / Lena Adams ICR, Inc. (310) 954-1100 agreenebaum@icrinc.com or ladams@icrinc.com

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Phoenix Footwear Group, Inc.

Consolidated Condensed Statement of Operations

(In thousands)

	For the Three Months Ended				For the Six Months Ended
	(Unaudited)				(Unaudited)
	June 28 2008		June 30 2007		June 28 2008		June 30 2007
Net sales	$17,924	100.0%	$19,815	100.0%	$39,922	100.0%	$41,143	100.0%
Cost of goods sold	11,811	65.9%	13,146	66.3%	25,918	64.9%	26,140	63.5%

Gross profit	6,113	34.1%	6,669	33.7%	14,004	35.1%	15,003	36.5%
Operating expenses:
Selling and administrative expenses	8,027	44.8%	7,723	39.0%	16,372	41.0%	16,469	40.0%
Non cash 401k stock grant compensation	43	0.2%	133	0.7%	86	0.2%	267	0.6%
Amortization	153	0.9%	225	1.1%	305	0.8%	449	1.1%
Other (income) expense, net	(750)	—%	—	—%	(1,500)	—%	2	—%

Total operating expenses	7,473	41.7%	8,081	40.8%	15,263	38.2%	17,187	41.8%

Operating Loss	(1,360)	-7.6%	(1,412)	-7.1%	(1,259)	-3.2%	(2,184)	-5.3%
Interest expense, net	859		319		1,223		666

Loss before income taxes and discontinued operations	(2,219)	-12.4%	(1,731)	-8.7%	(2,482)	-6.2%	(2,850)	-6.9%
Income tax provision (benefit)	21		(685)		38		(824)

Loss before discontinued operations	(2,240)	-12.5%	(1,046)	-5.3%	(2,520)	-6.3%	(2,026)	-4.9%
Earnings from discontinued operations, net of tax	81	0.5%	117	0.6%	81	0.2%	1,511	3.7%

Net Loss	$(2,159)	-12.0%	$(929)	-4.7%	$(2,439)	-6.1%	$(515)	-1.3%

Loss per common share:
Basic
Continuing operations	$(0.27)		$(0.13)		$(0.31)		$(0.25)
Discontinued operations	0.01		0.01		0.01		0.19

Net loss	$(0.26)		$(0.12)		$(0.30)		$(0.06)

Diluted
Continuing operations	$(0.27)		$(0.13)		$(0.31)		$(0.25)
Discontinued operations	0.01		0.01		0.01		0.19

Net loss	$(0.26)		$(0.12)		$(0.30)		$(0.06)

Weighted-average shares outstanding:
Basic	8,166,191		8,044,871		8,120,863		8,016,207
Diluted	8,166,191		8,044,871		8,120,863		8,016,207

Phoenix Footwear Group, Inc.

Consolidated Condensed Balance Sheets

(In thousands)

	As of June 28, 2008	As of December 29, 2007	As of June 30, 2007
	(Unaudited)		(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$1,085	$2,355	$963
Restricted cash	3,000	—	—
Accounts receivable, net	13,888	14,323	14,643
Inventories, net	17,679	19,874	20,233
Notes receivable	—	13,303	—
Other current assets	1,619	1,661	2,909
Income taxes receivable	542	2,657	2,865
Deferred income tax asset	—	—	1,591
Current assets of discontinued operations	—	—	15,358

Total current assets	37,813	54,173	58,562
Property, plant & equipment, net	2,258	1,996	2,153
Goodwill & unamortizable intangibles	6,190	6,190	11,064
Intangible assets, net	4,963	5,268	6,885
Other assets	113	50	50
Deferred income tax asset	—	—	540
Long term assets of discontinued operations	—	—	25,856

	$51,337	$67,677	$105,110

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Notes payable - Line of Credit	$11,071	$22,666	$51,166
Accounts payable	6,372	7,032	5,989
Accrued expenses	3,090	3,833	4,061
Other liabilities	1,090	1,467	1,066
Income taxes payable	10	444	215
Current liabilities of discontinued operations	—	—	4,607

Total current liabilities	21,633	35,442	67,104
Other long term liabilities	835	1,127	1,381
Deferred income tax liability	21	21	—
Long term liabilities of discontinued operations	—	—	4,699

Total liabilities	22,489	36,590	73,184
Stockholders’ equity	28,848	31,087	31,926

	$51,337	$67,677	$105,110